Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1.)	the Quarterly Report on 10-QSB of Carolina Bank Holdings, Inc. (the “Company”) for the quarterly period ended September 30, 2004 (“the Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Carolina Bank Holdings, Inc.

Date: November 4, 2004	By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Date: November 4, 2004

	By:	/s/ T. Allen Liles
T. Allen Liles
Executive Vice President and Chief
Financial Officer

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